Exhibit 10.1

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

Strategic Partnership Agreement:

This Strategic Partnership Agreement (SPA) dated November 23, 2020 is made between:

Kraig Biocraft Laboratories, Inc.

Of

2723 South State Street Suite 150Ann Arbor, Michigan 48104 (hereafter “KBLB”)

and

Mthemovement Kings Pte Ltd

Of

NORDCOM TWO, 2 Gambas Crescent, #06-10, Singapore 757044. (hereafter “MK”).

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

1. Purpose

The purpose of this SPA is to outline how KBLB and MK will work together to maximise the benefits from mutual interests in translating areas of existing science into business practice, as well as identifying strategic markets in the fashion industry to expand the market for KBLB’s technology.

●	This SPA is legally binding, except as specifically set out below.

●	This SPA can be amended only in writing and subject to agreement by both KBLB and MK.

2. Scope

The scope of this SPA covers the science and innovation of mutual interest to KBLB and MK and the associated strategies and business needs. It also includes a package that ensures the off-take and deployment of the Spidersilk being used in Multicomponent Fabrics which will be then committed in volume sales to International brands under the responsibility of MK

3. Expectations and Benefits

Under the terms of this SPA KBLB and MK seek, within the scope of this agreement, to:

●	Create mutual understanding of the strategy and business needs of both organisations to enable broader understanding for KBLB of the benefits and opportunities of working with MK and assist MK’s understanding of the benefits and opportunities of working with KBLB;

●	Identify synergies between MK and Spidersilk-funded research, facilities and training activities where they relate to KBLB business strategies;

●	Create opportunities for joint or allied funding of activities and projects which translate science into innovative tools or solutions for use by MK;

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

●	Influence KBLB research and by articulating MK’s market long-term research, translation and product development needs with KBLB, and encouraging a culture change in the KBLB research community to address KBLB (and its stakeholders) needs;

●	Commit to the purchase of material produced by KBLB to the amount of USD$3,000,000 (USD Three Million) in the first year from this SPA, USD$5,000,000 (USD Five Million) in the second year from this SPA, USD$12,000,000 (USD Twelve Million) in the third year from this SPA, and a commitment of USD$12,000,000 (USD Twelve Million) and projected purchase of USD$20,000,000 (USD Twenty Million) in the fourth year of this SPA;

●	Create a unique brand co-owned by KBLB and MK for the fashion market (SpydaSilk);

●	Support the pre-competitive research, translation of research, and activities in priority areas that align with KBLB strategies, working with other organisations where appropriate; and

●	Act mutually as advocates for commercial product research when interacting with decision-makers and other stakeholders.

4. The Working Relationship

Specific activities developed through this working relationship for the SpydaSilk brand and related activities will be detailed in Annex C that will be appended to this SPA as and when KBLB and MK agree to initiate joint activities. The implementation, management and control mechanisms for each activity will be defined in Annex C. This will include the scope of the activity, the type of activity, joint financial and resourcing arrangements, timescales, management, impact plan, peer review procedures, monitoring and evaluation processes.

Activities may include, but are not limited to:

●	sharing and development of relevant strategies,

●	mapping connections and priorities,

●	events display of collaboration branding for marketing,

●	events such as workshops/networking meetings/problem clinics to explore the research base in areas of interest to KBLB,

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

●	people exchange,

●	market research syntheses to provide the evidence for KBLB decision-makers,

●	funding for collaborative projects to translate KBLB science into commercial products,

●	identification of opportunities for mutual use of facilities,

●	evaluating the benefit of collaboration, and

●	introductions to third parties that can assist in defining and scoping areas of interest to KBLB.

5. Management of the Partnership

The partnership will be managed through a Steering Board which will meet twice per annum.The Steering Board will review the collaborative activities in Annex D and agree new activities based on the alignment of strategy and objectives, levels of engagement and commitment between the Parties, communications, forthcoming opportunities.

6. Intellectual Property and Data

As part of any collaboration, intellectual property will be handled on a case-by-case basis, with the following basic governing principles:

●	Background IP for the Spidersilk technology will remain a 100% KBLB ownership share;

●	The ownership of Foreground IP SpydaSilk brand logo will remain a [******] KBLB and [******] MK ownership share. Through which licensing arrangements may be entered into as part of any project or programme and profits shared according to the share percentage of the Brand IP;

●	Licence conditions for foreground IP would be anticipated to allow the research organisation and KBLB to develop opportunities arising from its development.

7. Brand Protection

This paragraph is legally binding. KBLB and MK require that any SPA should protect the SpydaSilk brand and its use. Accordingly, the attached Annex B shall apply to this SPA.

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

8. Exclusivity

KBLB shall grant to the joint venture and SpydaSilk brand an exclusive geographic license to all KBLB technologies for the Association of Southeast Asian Nations (ASEAN). These countries include; Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam.

9. Commencement, duration and termination

The effective commencement date of this working relationship will be the date of the signing of this SPA and the working relationship shall remain in force for a period of 60 months from the commencement date.

Upon commencement, and as consideration for its ownership position in the SpydaSilk brand and Joint Venture, KBLB shall issue 1,000,000 share of KBLB stock to MK.

Upon commencement, and as consideration for the exclusive sales agreement, MK will issue to KBLB a prepayment of $250,000 to be credited to the first shipment of spidersilk thread.

The working relationship can be terminated at any time by any Party following a consultation period of 120 (one hundred and twenty) calendar days or such period as agreed otherwise between the parties and thereafter giving 60 (sixty) calendar days written notice of termination to the other Party. In such circumstances, MK will prepare an up to date statement of account if applicable. If applicable, and in accordance with this statement of account, the terminating Party will honour its share of committed expenditure. MK will repay to KBLB any unused SpydaSilk brand funds.

The working relationship will not be automatically renewed and will be reviewed before the end date with a view to assessing delivery against the objectives set out in this SPA and whether a renewed working relationship aligns with the strategies and objectives of the Parties.

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

10. Points of contact

KBLB:

Kraig Biocraft Laboratories, Inc.

Attn: Mr Jon Rice, COO

Address: 2723 South State Street Suite 150Ann Arbor, Michigan 48104

Tel: [******]

Email:[******]

MK:

M The Movement Kings Pte Ltd c/o Kings Global Consultants P/L.

Attn: Mr Walter Wee, Director (Operations)

Address: NORDCOM TWO, 2 Gambas Crescent, #06-10, Singapore 757044

Tel: [******]

Email: [******]

11. Signatures and Approval by all parties involved to the terms in this SPA

Approved and signed for on behalf of KBLB (USA) by:

Name:	Jon Rice
Title:	COO
Date:	November 23, 2020

Approved and signed for on behalf of MK by:

Name:	Walter Wee H G
Title:	Director (Operations)
Date:	November 23, 2020

Approved and signed for on behalf of Kings Global Consultants by:

Name:	[******]
Title:	CEO
Date:	November 23, 2020

Approved and signed for on behalf of Kings Group by:

Name:	[******]
Title:	Director Kings Defence Technologies PTE LTD
Date:

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

ANNEX A

Background of Spidersilk Technology by KBLB:

(See attached)

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

ANNEX B

Background of Mthemovement Kings Pte Ltd

(See attached)

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

ANNEX C

Brand Protection

1. Definitions

“Trade Marks” means the trade marks (whether unregistered or the Registered Marks) of KBLB;

“Registered Marks” means the following Trade Marks:

Territory Trade Marks

Registration number

Class Date of filing

Status

2. Use of the Trademarks

2.1 MK shall not be entitled to use the Trade Marks for any purpose or in any medium or form without the prior written approval of KBLB. MK shall submit any material containing the Trade Marks to be used in relation to the Agreement to the KBLB Management for express written approval at least fourteen (14) days prior to any such material being used or published.

2.2 MK shall only use the Trade Marks as directed from time to time by KBLB in writing and shall observe any instructions given by KBLB (including as to colours and size of representations), and shall not use the Trade Marks in any way which would tend to allow them to become generic, lose their distinctiveness, become liable to mislead the public, or be materially detrimental to or inconsistent with the good name, goodwill, reputation and image of KBLB.

2.3 MK acknowledges that the backgound Trade Marks are the property of KBLB and shall indicate that the Trade Marks are the property of KBLB by accompanying the use of the Trade Marks with wording and clear marking of the TM sign in the case of unregistered marks and in the case of the Registered Marks.

2.4 KBLB shall not obtain or claim any right; title or interest in or to the Trade Marks except as specifically set out in this Agreement and agrees that the benefit of all such use shall accrue to KBLB. If any goodwill or other rights accrue to MK, MK shall hold all such goodwill and other rights on trust for KBLB and shall execute such assignments of such goodwill and other rights to KBLB (or its nominee) as KBLB may direct.

2.5 MK shall not adopt or use any trade marks, symbol or device which incorporates or is confusingly similar to, the Trade Marks. MK shall not at any time, whether during or after termination of this Agreement, apply anywhere in the world to register any trade marks identical to or resembling the Trade Marks.

2.6 MK shall not at any time, whether during or after termination of this Agreement, use the Trade Marks as part of any corporate business or trading name or style of MK.

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

ANNEX D

Year 1 Partnership Plan

1. Introduction

This Strategic Partnership Agreement signed on November 23, 2020 between the KBLB and MK outlines our intentions to work strategically together. KBLB and MK have agreed to work together in a long-term relationship to understand specific business strategies, interests and needs more deeply; to accelerate and deliver impact by translating KBLB existing science into real-world applications and solutions; and, to contribute to the identification of priorities for new strategic research.

The Strategic Partnership Plan guides the investment and commitment of both KBLB and MK on an annual basis. It outlines a planned programme of activity driven by the needs, issues and challenges agreed by the Partnership Steering Board.

The Partnership Plan sets out the activities that will be delivered in the year commencing 2020, the expected timescales for this and any financial or other contribution from both KBLB and MK.

The Steering Board will review the collaborative activities and agree new activities based on the alignment of strategy and objectives, levels of engagement and commitment between the Parties, communications, and forthcoming opportunities.

2. Thematic Areas

Section 2 outlines the thematic areas of mutual interest to KBLB and MK. It is expected that all collaborative activities will draw upon one or more of these thematic areas, which fall under an overarching objective of providing product design, production and logistics supply chains with robust decision support tools.

i) Fashion Industry

ii) Medical Industry (Aesthetics)

iii) [******]

**CERTAIN INFORMATION, MARKED BY [******], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

Principles for the Strategic Partnership:

1. Strategic: activities funded will clearly meet strategic interests of both partners

2. Translation-focused: primarily, activities will focus on translation of existing research

3. Impact driven: partnerships will be focused to deliver on the impact agenda for KBLB and allow the partnership to capture impact ‘stories’ from engagement

4. Openness: any funding will be allocated to projects through open call and not favouring any particular individual or funding institution.

Objectives

●	To gain a deeper understanding of KBLB science and the markets outreach and branding capabilities of MK.

●	To measure and quantify the services provided by MK.

●	Outputs/outcomes.

●	Inform future innovation projects with KBLB.

When

●	Announcement of Opportunity development: from November 2020

How

●	TBD

●	Project funding will be by Expression of Interest (EOI) and invitation to submit full proposal through MK.

●	Duration: EOI live for 6 weeks; applicants submit full proposal; invite to interview (interviewed by Steering Board).

How much

●	MK will raise USD$2mil – USD$5mil for investments of brand development.

●	MK to seek financing for up to USD$50,000,000/- material purchase and sales.

Management

●	TBD

Project partners.

●	TBD

Monitoring and Evaluation

●	Ex-post evaluation

●	Monitoring TBA

This timetable is intended to aid Parties in the allocation of resources and forecasting expenditure over the course of the year.

Activity 2020/2021

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